Exhibit 10.2
                             FIRST AMENDMENT TO
                    BUSINESS LOAN AND SECURITY AGREEMENT
                    ------------------------------------

       THIS FIRST AMENDMENT TO BUSINESS LOAN AND SECURITY AGREEMENT (this "Agreement") made as of the 21st day of May, 2008 by and among VSE CORPORATION, a corporation organized under the laws of the State of Delaware ("VSE"), ENERGETICS INCORPORATED, a corporation organized under the laws of the State of Maryland ("Energetics"), VSE SERVICES INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware ("VSI"), INTEGRATED CONCEPTS AND RESEARCH CORPORATION, a corporation organized under the laws of the District of Columbia ("ICRC"), G&B SOLUTIONS, INC., a corporation organized under the laws of the Commonwealth of Virginia ("G&B"), jointly and severally (each of VSE, Energetics, VSI, ICRC and G&B a "Borrower"; and collectively, the "Borrowers") and CITIZENS BANK OF PENNSYLVANIA, a bank chartered in the State of Pennsylvania, its successors and assigns (the "Lender").

                                  RECITALS
                                  --------
       A.	The Lender has made a revolving line of credit in the current maximum principal amount of Twenty-Five Million Dollars ($25,000,000), jointly and severally, to the Borrowers (the "Loan") pursuant to that certain Business Loan and Security Agreement, dated August 14, 2007, by and among VSE, Energetics, VSI, ICRC and the Lender (the Business Loan and Security Agreement, as amended from time to time, is hereinafter called, the "Business Loan Agreement").

       B.	The Loan is currently evidenced by that certain Revolving
Promissory Note, dated August 14, 2007, from VSE, Energetics, VSI, and ICRC in favor of the Lender in the maximum principal amount of Twenty-Five Million Dollars ($25,000,000) (as amended from time to time, is hereinafter called the "Note").

       C.	Pursuant to that certain Additional Borrower Joinder Supplement dated April 14, 2008 by and among VSE, Energetics, VSI, ICRC, G&B and Lender, G&B was added as a party to each of the Financing Documents.

       D.	The Borrowers have requested that the Lender increase the
maximum principal amount of the Loan and revise other provisions of the Business Loan Agreement and the Lender has agreed on the condition, among others, that this Agreement be executed and delivered by the Borrowers to the Lender.

       E.	All capitalized terms used herein and not otherwise defined
shall have the meanings given to such terms in the Business Loan Agreement.

       NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. Recitals. The parties hereto acknowledge and agree that the above Recitals are true and correct in all respects and that the same are incorporated herein and made a part hereof by reference.

       2. Definitions.
              (a)	The following defined terms set forth in Section 1.1 of
the Business Loan Agreement are amended and restated in their entirety as follows:

       "Fees" means the collective reference to each fee payable to the Lender, under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, the Revolving Credit Unused Line Fees, Letter of Credit Fees and the Field Examination Fees.

       "Leverage Ratio" means the ratio of Total Funded Debt on a specified date to EBITDA for the four (4) quarter period then ending on such date.

       "LIBOR rate" means the London interbank offered rate of major banks for deposits in United States Dollars for a designated period (e.g. one, two, three or six months) as set forth at Telerate Page 3750 at approximately 11:00 a.m. London time on the third Euro-Dollar Business Day preceding the date when the LIBOR-based Rate will be become effective; provided, however, that if such information is not available on Telerate, the "LIBOR rate" shall be determined from information supplied to the Lender by a nationally recognized reporting service for similar information acceptable to the Lender.

       "LIBOR Rate Margin" means the amount determined to be in effect from time to time using the chart set forth below. The initial LIBOR Rate Margin will be determined at the Supplemental Closing Date using the Leverage Ratio calculated by reference to the consolidated financial statements of VSE most recently received by the Lender. Commencing on the date following the Supplemental Closing Date when the Lender receives the consolidated financial statements of VSE in accordance with this Agreement and on each such date thereafter, the LIBOR Rate Margin will be reset based on the Leverage Ratio calculated by reference to such consolidated financial statements.

          LIBOR Rate Margin              Leverage Ratio
          -----------------              --------------
                1.25%                 Less than 1.0 to 1.0
                1.75%                 Equal to or greater than 1.0 to 1.0 but
                                      less than 2.0 to 1.0
                2.00%                 Equal to or greater than 2.0 to 1.0

       In the event VSE fails to provide such consolidated financial statements when due, the LIBOR Rate Margin shall be 2.00% until such time as such consolidated financial statements are submitted as required by this Agreement.

       "Obligations" means all present and future, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, the Loans, and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), letter of credit reimbursement obligations, letter of credit fees or fees charged with respect to any guaranty of any letter of credit; also means all other present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Lender or its Affiliates of any nature whatsoever, including, without limitation, any indebtedness, duties, obligations, and liabilities, under or in connection with, any Swap Transaction or Bank Products, regardless of whether such indebtedness, duties, obligations, and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such indebtedness, duties, obligations, and liabilities.

       "Prime Rate Margin" means zero percent (0.0%).

       "Revolving Credit Expiration Date" means May 21, 2010.
              (b)	The following defined terms are added in alphabetical
order to Section 1.1 of the Business Loan Agreement:

       "Bank Products" shall mean any (i) commercial credit card, purchase card and merchant card services, or other commercial credit card services or facilities, (ii) cash management services or facilities, (iii) foreign investment or exchange products or services or (iv) products under any non-speculative hedging agreement or arrangement, extended to any Borrower by Lender or any Affiliate of Lender, from time to time.

       "EBITDA" means as to Borrowers for any period of determination thereof, the sum of (a) net profit (or loss) determined in accordance with GAAP consistently applied, plus (b) interest expense and income tax provisions for such period, plus (c) depreciation and amortization of assets for such period, plus (d) non-cash stock compensation, plus (e) non-cash non-recurring charges, as approved in writing by the Lender prior to the due date of the Compliance Certificate as required under Sections 6.1.1(a) (Annual Statements and Certificates) and 6.1.1(b) (Quarterly Statements and Certificates), minus any non-cash gains to the extent included in net income. EBITDA shall be determined on a rolling basis, based on the four (4) quarter period then ending. EBITDA from any Permitted Acquisitions will be included on a pro forma basis.

       "Fixed Charge Coverage Ratio" means as to Borrowers for any period of determination thereof the ratio of (a) the sum of (i) EBITDA, plus
(ii) operating lease payments (including rent), minus (iii) cash taxes, minus
(iv) dividends, minus (v) share repurchases to (b) Fixed Charges.

       "Fixed Charges" means as to Borrowers for any period of determination thereof, the sum of (i) scheduled or required principal payments on all Indebtedness for Borrowed Money of Borrowers, plus (ii) all operating lease payments (including rent), plus (iii) cash interest expense, plus (iv) any earn out payments of Borrowers.

       "Supplemental Closing Date" means May 21, 2008.

       "Total Funded Debt" means as to Borrowers for any period of determination thereof the sum of (i) all Indebtedness for Borrowed Money of Borrowers, plus
(ii) any accrued earn out payments of Borrowers (net of any Cash Equivalents for purposes of calculating accrued earn out payments of Borrowers).

       "Unused Fee Margin" means that per annum percentage rate determined by Lender from time to time in accordance with the chart set forth below.

Revolving Credit Unused Line Fee          Leverage Ratio
--------------------------------          --------------
            0.10%                    Less than 1.0 to 1.0
            0.15%                    Equal to or greater than 1.0
                                     to 1.0 but less than 2.0 to 1.0
            0.20%                    Equal to or greater than 2.0 to 1.0

       3. Revolving Credit Facility. Section 2.1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                      2.1.1	Revolving Credit Facility.

                      Subject to and upon the provisions of this Agreement, the Lender establishes a revolving credit facility in favor of the Borrowers. The aggregate of all advances under the Revolving Credit Facility is sometimes referred to in this Agreement collectively as the "Revolving Loan". The Lender's "Revolving Credit Committed Amount" is $35,000,000. During the Revolving Credit Commitment Period, any or all of the Borrowers may request advances under the Revolving Credit Facility in accordance with the provisions of this Agreement; provided that after giving effect to any Borrower's request the aggregate outstanding principal balance of the Revolving Loan and all Letter of Credit Obligations would not exceed the lesser of (i) the Revolving Credit Committed Amount or (ii) the Borrowing Base.

                      Unless sooner paid, the unpaid Revolving Loan, together with interest accrued and unpaid thereon and all other Obligations shall be due and payable in full on the Revolving Credit Expiration Date. Interest on the Revolving Loan shall be payable on each Interest Payment Date.

       4. Revolving Credit Unused Line Fee. Section 2.1.10 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                      2.1.10	Revolving Credit Unused Line Fee.

                      Borrowers shall pay to Lender a revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to the Unused Fee Margin multiplied by the average daily unused and undisbursed portion of the Revolving Credit Committed Amount in effect from time to time accruing during each calendar quarter. For purposes of clarification, the face amount of outstanding Letters of Credit shall be considered usage of the Revolving Credit Committed Amount. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by Borrowers to Lender on the last day of each calendar quarter, commencing on the first such date following the Supplemental Closing Date, and on the Revolving Credit Termination Date.

       5. Financial Statements. Section 6.1.1 of Business Loan Agreement is hereby amended as follows:

              (a)	Section 6.1.1(c) is hereby amended and restated in its
entirety as follows:
                      (c)	Quarterly Reports.  The Borrowers shall furnish
to the Lender within twenty (20) days after the end of each fiscal quarter, a Borrowing Base Report, and a report containing the following information:

                          (i)	a detailed aging schedule of all Receivables by
Account Debtor, in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request;

                          (ii)	a detailed aging of all accounts payable by
supplier, in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request; and

                          (iii)	such other information as the Lender may
reasonably request.

              (b)	Section 6.1.1(g) is hereby added its entirety
immediately after Section 6.1.1(f) as follows:

                      (g)	Annual Projections.  The Borrowers shall furnish
to the Lender as soon as available, but in no event less than forty-five (45) days after the end of each fiscal year, management prepared annual financial projections on a consolidated basis for the Borrowers for the immediately succeeding fiscal year.

       6. Financial Covenants. Section 6.1.14 of the Business Loan Agreement is hereby amended and restated in its entirety as follows:

              6.1.14	Financial Covenants.

                      (a)	Leverage Ratio.  Borrowers will maintain, on a
consolidated basis and tested as of the last day of each of Borrowers' fiscal quarters, commencing on March 31, 2008, for the four (4) quarter period ending on that date, a Leverage Ratio of not greater than 3.00 to 1.00.

                      (b)	Fixed Charge Coverage Ratio.  Borrowers will
maintain, on a consolidated basis and tested as of the last day of each of Borrowers' fiscal quarters, commencing on March 31, 2008, for the four (4) quarter period ending on that date, a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00.

                      (c)	Profitability.  Borrowers will maintain, on a
consolidated basis and tested as of the last day of each of Borrowers' fiscal quarters, commencing on March 31, 2008, for the four (4) quarter period ending on that date, net income, minus cash dividends declared by Borrowers during such period, in excess of $1.00.

       7. Exhibits to Loan Agreement. Exhibit B (Revolving Credit Note) to the Business Loan Agreement is hereby replaced in its entirety with the form attached hereto as Exhibit A.

       8. Conditions Precedent. This Agreement shall be deemed effective by Lender upon the satisfaction by Borrowers of each of the following:
              (a) the due execution and delivery to Lender of this Agreement by each party hereto;

              (b) the due execution and delivery to Lender of that certain Amended and Restated Revolving Promissory Note, dated as of the date hereof, by each Borrower in favor of Lender;

              (c) the due execution and delivery to Lender of the Collateral Disclosure List by each party thereto;

              (d) a legal opinion letter from Borrowers' counsel, Arent Fox, dated as of the date hereof;

              (e) proof that the Borrowers have paid all fees, costs and expenses to the Lender in connection with this Agreement, including, but not limited to, the Lender's attorneys fees; and

              (f) such other information, instruments, opinions, documents, certificates and reports as the Lender may deem necessary.

       9. Representations.  The Borrowers hereby confirm that:

              (a) The representations, warranties and covenants set forth in Articles IV and VI of the Business Loan Agreement, are true and correct as of the date hereof; and

              (b) The Borrowers have no defenses, rights of setoff, claims, counterclaims, or causes of action of any kind or nature whatsoever against the Lender, or any agent, attorney, legal representative, predecessor-in-interest, or affiliate of the Lender, directly or indirectly in any manner connected with, pursuant to, or by virtue of the Obligations or any of the Financing Documents, and TO THE EXTENT ANY SUCH DEFENSES, RIGHTS OF SETOFF, CLAIMS, COUNTERCLAIMS, OR CAUSES OF ACTION EXIST, SUCH DEFENSES, RIGHTS, CLAIMS, COUNTERCLAIMS, AND CAUSES OF ACTION ARE HEREBY FOREVER WAIVED, DISCHARGED AND RELEASED.

       10. Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of which duplicate original or counterpart shall be deemed to be an original and all taken together shall constitute one and the same instrument.

       11. Financing Documents; Governing Law; Etc. This Agreement is one of the Financing Documents defined in the Business Loan Agreement and shall be governed and construed in accordance with the laws of the Commonwealth of Virginia. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.

       12. Acknowledgments. Each Borrower hereby confirms to Lender the enforceability and validity of each of the Financing Documents. In addition, each Borrower hereby agrees to the execution and delivery of this Agreement and the terms and provisions, covenants or agreements contained in this Agreement shall not in any manner release, impair, lessen, modify, waive or otherwise limit the joint and several liability and obligations of the Borrowers under the terms of any of the Financing Documents, except as otherwise specifically set forth in this Agreement.

       13. Modifications. This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by the parties.

                   [signatures are on the following page.]

       IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

	                        BORROWERS:

WITNESS/ATTEST:	                VSE CORPORATION

/s/ R. J. Hannah	           /s/ M. A. Gauthier
_________________________	By:________________________(Seal)
                                   Name: Maurice A. Gauthier
                                   Title: CEO, President, and COO

WITNESS/ATTEST:	                ENERGETICS INCORPORATED

/s/ R. J. Hannah	           /s/ D. M. Ervine
_________________________	By:________________________(Seal)
                                   Name: D. M. Ervine
                                   Title: Chairman of the Board

WITNESS/ATTEST:	                VSE SERVICES INTERNATIONAL, INC.

/s/ R. J. Hannah	           /s/ D. M. Ervine
_________________________	By:________________________(Seal)
                                   Name: D. M. Ervine
                                   Title: Chairman of the Board

WITNESS/ATTEST:	                INTEGRATED CONCEPTS AND RESEARCH
                                CORPORATION

/s/ R. J. Hannah	           /s/ D. M. Ervine
_________________________	By:________________________(Seal)
                                   Name: D. M. Ervine
                                   Title: Chairman of the Board

WITNESS:	                G&B SOLUTIONS, INC.

/s/ R. J. Hannah	           /s/ D. M. Ervine
_________________________	By:________________________(Seal)
                                   Name: D. M. Ervine
                                   Title: Chairman of the Board


                                LENDER:
WITNESS:	                CITIZENS BANK OF PENNSYLVANIA

                                   /s/ Owen Burman
_________________________	By:_________________________(Seal)
                                   Name: Owen Burman
                                   Title: Vice President